UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (214) 661-7488

_____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

        At the Annual Meeting of Stockholders of Wilhelmina International, Inc. (the “Company”) held on January 20, 2011, the stockholders of the Company voted on the election of Mark Schwarz, Clinton Coleman, James Dvorak, Horst-Dieter Esch, Brad Krassner, Mark Pape and James Roddey to serve until the Company's next annual meeting of stockholders or until his successor has been duly elected and qualified.

The Company's stockholders approved the election of all nominees recommended for election. The votes cast at the Annual Meeting of Stockholders were as follows:

	For	Against	Abstain	Broker Non-Vote
Mark E. Schwarz	97,514,176	28,593	188,735	6,335,255
Clinton Coleman	97,388,970	153,799	188,735	6,335,255
James Dvorak	97,393,420	149,349	188,735	6,335,255
Horst-Dieter Esch	97,400,275	142,494	188,735	6,335,255
Brad Krassner	97,536,175	6,594	188,735	6,335,255
Mark Pape	97,395,103	147,666	188,735	6,335,255
James Roddey	97,533,803	8,966	188,735	6,335,255

John Murray and Evan Stone did not stand for re-election at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2011	WILHELMINA INTERNATIONAL, INC.

By: /s/ John Murray
Name: John Murray
Title: Chief Financial Officer

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